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                                                                    EXHIBIT 10.1

                                                         Contract No.   98-0903
                                                                        -------

                      AIRCRAFT PAINTING SERVICES AGREEMENT

     THIS AIRCRAFT PAINTING SERVICES AGREEMENT ("Agreement"), is made and entered into as of this 24th day of April, 1998, by and between FEDERAL EXPRESS CORPORATION, a Delaware corporation ("FedEx"), and PRIDE AVIATION, INC., an Oklahoma corporation ("Contractor").

                                    RECITALS

1. FedEx desires that Contractor perform certain painting services with respect to FedEx's aircraft, at those locations set forth in Exhibit A (the "Location").

2. Contractor is willing and able to perform the services for FedEx pursuant to the terms and subject to the conditions of this Agreement.

     FOR AND IN CONSIDERATION of the mutual covenants set forth in this Agreement, FedEx and Contractor (the "Parties") agree as follows:

                                    ARTICLE 1
                                    SERVICES

     SECTION 1.01. SERVICES TO BE PROVIDED. (a) Contractor shall furnish personnel to perform on FedEx's aircraft ("Aircraft") the scheduled painting services ("Services") more completely described in Exhibit A, subject to the terms and conditions set forth in this Agreement.

     SECTION 1.02. ADDITIONAL SERVICES. In addition to the Services, FedEx may request that Contractor perform other services on an Aircraft ("Additional Services") and Contractor shall advise FedEx if it is willing to perform such Additional Services and the rates applicable to them. Each request by FedEx for Additional Services must be confirmed by FedEx in writing (which may include a facsimile). Additional Services shall be performed in accordance with the terms and subject to the conditions of this Agreement.

     SECTION 1.03. CUSTODY AND CONTROL. FedEx agrees that, during the term of this Agreement, at any time Contractor is performing transit or Services on an Aircraft, an employee or agent of FedEx shall be in charge of and in custody and control of the Aircraft, and Contractor will not be considered a bailee of or in custody or control of the Aircraft.

     SECTION 1.04. PERMITS AND LICENSES. Contractor shall obtain all permits and licenses and at its expense pay all fees necessary for the lawful and proper performance of the Services.

     SECTION 1.05. DISCIPLINE AND SAFETY. Contractor shall enforce strict discipline and good order among its employees, if any, and shall provide proper safeguards for the safe performance of the Services. If any person shall appear to be incompetent, disorderly or intemperate, in any
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way disrupts or interferes with performance of the Services, or is in any other way disqualified for or unfaithful to his job, such person shall be removed immediately by Contractor and shall not be employed for the Services without Federal's prior written consent

     SECTION 1.06. EXCUSABLE DELAY. Contractor shall not be liable to FedEx for Contractor's failure to perform or any delay in the performance of the Services or Additional Services (collectively referred to as the "Services") if such failure to perform or delay in performance is occasioned by causes beyond Contractor's control, including but not limited to acts of God or of public enemies, fires, floods, lock-outs, strikes or labor disputes, riots, insurrections or unusually severe weather.

                                   ARTICLE 2
                                      TERM

     SECTION 2.01. EFFECTIVE DATE. This Agreement shall become effective as of the date of this Agreement and shall commence as-of the date of this Agreement and continue until April 30, 2001 (the "Term"), unless earlier terminated.

     SECTION 2.02. TERMINATION. FedEx shall have the unlimited right to terminate this Agreement prior to expiration of the Term by giving Contractor thirty (30) days prior written notice. In such event, Contractor shall be entitled only to portions of the Fee earned and Reimbursables actually incurred as of the effective date of termination.

                                    ARTICLE 3
                       RATES AND PAYMENT: RIGHT TO AUDIT

     SECTION 3.01. RATES AND CHARGES. As consideration for Contractor's performance of the Services, FedEx shall pay to Contractor sums based on the rates and charges set forth in Exhibit A (the "Fee") and payable as provided in Exhibit A. No portion of the Fee shall be payable unless properly documented in accordance with this Article 3.

     SECTION 3.02. REIMBURSABLES. In addition to the Fee, FedEx shall reimburse Contractor for reasonable and necessary expenses incurred by Contractor in the performance of the Services ("Reimbursables") up to the Maximum Reimbursable Amount specified in Exhibit A. Reimbursables for travel expenses will be paid only in accordance with FedEx's policy for the payment of expenses to its own employees, a copy of which will be provided to Contractor upon request. Any expenses incurred by Contractor in excess of the Maximum Reimbursable Amount shall not be deemed Reimbursables, and no Reimbursable claimed will be payable unless properly documented in accordance with this Article 3.

     SECTION 3.03. INVOICES AND PAYMENT. (a) Contractor shall invoice FedEx for sums payable under this Agreement as provided in Exhibit A. Contractor shall submit to FedEX an invoice (original and two copies) for Services completed and Reimbursables incurred during the invoice period. Contractor's invoices must be accompanied by copies of invoices from its subcontractors, suppliers, materialmen and vendors (if any), together with complete documentation of any Reimbursables claimed and any other documentation as may be requested by FedEx for its proper review of Contractor's invoice.

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          (b) An original and two copies of each invoice shall be submitted to
FedEx at the following address:

                          Federal Express Corporation
                               3131 Democrat Road
                                    Bldg. B
                         Memphis, Tennessee 38698-5436
                Attn: Senior Manager, Airframe Vendor Management

          (c) FedEx shall promptly review Contractor's invoice and payment by FedEx shall be made within thirty (30) days of FedEx's receipt and approval of Contractor's invoice. FedEx shall state in writing its reason for withholding any or all of the monies requested by Contractor.

     SECTION 3.04. RIGHT TO AUDIT. Contractor shall keep full and accurate records and documentation to substantiate the amounts claimed in any invoice, which records shall be made available to FedEx at all times during the Term or any renewal Term of this Agreement, and until two years after completion of the Services or earlier termination of this Agreement, whichever occurs first.

                                    ARTICLE 4
                                      TAXES

     SECTION 4.01. TAXES. (a) FedEx shall pay federal, state and local sales, use or other applicable taxes (except those based upon Contractor's gross receipts or net income) which may be imposed upon the Services performed under this Agreement ("Taxes"). Any Taxes owing by FedEx shall be set forth by Contractor as a separate invoice item.

          (b) Contractor shall, upon FedEx's reasonable written request and at FedEx's expense, assist FedEx in contesting the validity or application of any Taxes. Contractor agrees that if it receives a refund of all or part of any Taxes (including interest and penalties) previously paid by FedEx, it shall promptly remit the refund to FedEx.

                                    ARTICLE 5
                            STANDARDS OF PERFORMANCE

     SECTION 5.01. STANDARDS OF PERFORMANCE. All Services shall be performed in a good and workmanlike manner and Contractor shall observe all applicable requirements of the Federal Aviation Administration and any other governmental authority having jurisdiction over the Services. Contractor shall comply with any written procedures of FedEx which are furnished to Contractor including, but not limited to FedEx's General Maintenance Manual (the "GMM") or, if authorized by FedEx, the Services shall be performed in accordance with Contractor's standard aircraft maintenance procedures.
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                                   ARTICLE 6
                            SCHEDULING AND WORKSCOPE

     SECTION 6.01. SCHEDULING. (a) FedEx will provide Contractor a written forecast schedule of planned maintenance visits. Such forecast will be updated periodically.

          (b) FedEx and Contractor, by mutual written agreement may amend the forecast schedule from time to time during the Term of this Agreement.

     SECTION 6.02. WORKSCOPE. (a) Federal will provide Contractor a written Airframe Workscope Letter describing the scope of Services to be performed on Federal's Aircraft and a listing of all of the FedEx supplied materials/kits no later than thirty (30) calendar days prior to the Aircraft's specified Delivery Date.

          (b) FedEx and Contractor, by mutual written agreement, may amend the Airframe Workscope Letter and list of materials/kits from time to time, prior to an Aircraft's Delivery Date.

                                    ARTICLE 7
                                    WARRANTY

     SECTION 7.01. CONTRACTOR'S WARRANTY. (a) Contractor warrants its work against workmanship defects for a period of three (3) years. This includes paint adhesion but does not include adhesion of the previous paint job nor does it include abnormal erosion or chipping from impact damage. This warranty is non-transferable.

          (b) Contractor shall assign to FedEx all assignable warranties, service life policies and patent indemnities of manufacturers or suppliers of components other than Contractor. At FedEx's reasonable request, Contractor shall give FedEx reasonable assistance in enforcing FedEx's rights arising under such warranties, service life policies and patent indemnities. If required under such warranties, service life policies or patent indemnities, Contractor shall give notice of any such manufacturers or suppliers of their assignment by Contractor to FedEx.

                                    ARTICLE 8
                                 INDEMNIFICATION

     SECTION 8.01. CONTRACTOR'S INDEMNIFICATION. Contractor agrees to indemnify, defend, and hold harmless FedEx, its officers, directors and employees from and against any and all liabilities, damages, expenses, claims, suits or judgments, including reasonable attorneys' fees and expenses, for the death of or bodily injury to any person (other than an officer, director or employee of FedEx) and for the loss of, damage to or destruction of any property (including the Aircraft) in any manner to the extent attributable to the negligence or willful misconduct of Contractor, its officers, directors or employees in the performance of the Services.

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     SECTION 8.02. FEDEX'S INDEMNIFICATION. FedEx agrees to indemnify, defend, and hold harmless Contractor, its officers, directors and employees from and against any and all liabilities, damages, expenses, claims, suits or judgments, including reasonable attorneys' fees and expenses, for the death of or bodily injury to any person (other than an officer, director or employee of Contractor) and for the loss of, damage to or destruction of any property (including the Aircraft) in any manner to the extent attributable to the negligence or willful misconduct of FedEx, its officers, directors or employees in the performance of the Services.

                                    ARTICLE 9
                                    INSURANCE

     SECTION 9.01. CONTRACTOR'S INSURANCE REQUIREMENTS. (a) Throughout the Term, Contractor shall maintain the following insurance and, upon request, shall furnish FedEx with certificates of insurance evidencing such insurance to be in effect (and indicating on the certificate of insurance that insurance will not be modified or canceled unless FedEx is given thirty (30) days' prior notice in writing), with limits and with the endorsements specified below:

               (i) Workers' Compensation Insurance with limits as required by the laws of the state where the Services are performed with "Broad Form" all States' endorsement and Employer's Liability Insurance.

               (ii) Hangarkeeper's legal liability insurance with limits not less than the actual value of the Aircraft.

               (iii) Comprehensive Bodily Injury and Property Damage Liability Insurance with combined single limit of coverage not less than $25,000,000.00 insuring bodily injury, property damage and Contractor's contractual liability under the Agreement.

          (b) All insurance policies maintained by Contractor shall be primary and FedEx's own insurance shall be non-contributing.

          (c) All insurance maintained by Contractor shall provide that insurance will not be subject to cancellation, termination or material change except after thirty days' notice to, FedEx.

          (d) All liability insurance policies maintained by Contractor pursuant to this Agreement shall be endorsed to name FedEx, its officers, directors and employees as additional insureds, and all property damage shall be endorsed with a waiver of subrogation by the insurer as to FedEx, its officers, directors and employees; but only to the extent that Contractor has agreed to indemnify, defend or hold harmless FedEx under this Agreement.

                                   ARTICLE 10
                             INDEPENDENT CONTRACTOR

     SECTION 10.01. RELATIONSHIP OF PARTIES. Contractor shall be deemed to be, for all purposes, an independent contractor and will not at any time directly or indirectly act as agent,


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servant, or employee of FedEx. FedEx agrees that it is interested only in the performance of the Services and the results achieved and shall not exercise any control over the conduct Or supervision of the Services or the means of their performance. Contractor shall have full responsibility for the payment of all federal, state and local taxes and contributions, including penalties and interest, imposed pursuant to unemployment insurance, social security, income tax, workers' compensation or any other similar statute.

                                   ARTICLE 11
                              COMPLIANCE WITH LAWS

     SECTION 11.01. COMPLIANCE WITH LAWS. (a) To the extent applicable, Contractor agrees to comply with the affirmative action requirements applicable to contracts with U.S. government contractors as set forth in Title 41 of the Code of Federal Regulations ("C.F.R."). The provisions of said regulations are incorporated by reference into this Agreement. Contractor further agrees to employ only persons who are legally authorized to work in the United States (when employing within the United States) and to have an I-9 employment authorization form, if required, for each person employed by it in the United States.

          (b) Contractor assumes the complete responsibility for and shall fully comply with the provisions of 40 C.F.R. Parts 261 through 265, as amended from time to time, for any unusable material removed from an Aircraft which unusable material is intended for disposal.

                                   ARTICLE 12
                                  MISCELLANEOUS

     SECTION 12.01. ASSIGNMENT. This Agreement shall not be assignable or delegable by either party without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, assigns, and legal representatives.

     SECTION 12.02. SECTION HEADINGS AND CAPTIONS. All section headings and captions used in this Agreement are purely for convenience and shall not affect the interpretation of this Agreement.

     SECTION 12.03. EXHIBITS. All exhibits described in this Agreement shall be deemed to be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any Exhibit the provisions of this Agreement shall control. Terms used in an Exhibit and also used in this Agreement shall have the same meaning in the Exhibit as in this Agreement.

     SECTION 12.04. APPLICABLE LAW. This Agreement shall be deemed entered into and shall be governed by and interpreted in accordance with the laws of the state of Tennessee, without regard to any conflict of law principles, and the Parties submit to the jurisdiction of any appropriate court within Tennessee for adjudication of disputes arising out of this Agreement.


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     SECTION 12.05. AMENDMENTS. Except as otherwise provided, this Agreement shall not be modified except by written agreement signed on behalf of Contractor and FedEx by their respective authorized officers.

     SECTION 12.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements correspondence, representations or understanding between the parties. This Agreement may be modified only by written agreement signed by duly authorized officers of the parties.

     SECTION 12.07. LEGALITY OF PROVISIONS. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

     SECTION 12.08. NO WAIVER. The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

     SECTION 12.09. SURVIVAL OF TERMS. The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of this Agreement will survive and remain in effect until all obligations are satisfied. Specifically, Contractor's obligations to indemnify FedEx shall survive this Agreement.

     SECTION 12.10. NOTICES. Notices given hereunder shall be in writing and shall be deemed to have been given and delivered when received if hand-delivered, sent by Federal Express service, or sent by United States certified or registered mail, postage prepaid, addressed as follows:

         If to FedEx:           Federal Express Corporation
                                3131 Democrat Road
                                Bldg. B.
                                Memphis, Tennessee 38198-5436
                                Attn: Sr. Manager, Airframe Vendor Management

         If to Contractor:      Pride Aviation, Inc
                                Attn.: Paul Lubomirski President
                                1218 Hangar Drive
                                New Iberia, LA 70560

or to such other address as either party shall from time to time designate by notice to the other party.

     SECTION 12.11. CHANGE IN CONTROL. In addition to any other rights as FedEx may have, FedEx shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business or assets of Contractor. Contractor shall promptly notify FedEx in writing of any such change in control.


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     SECTION 12.12. FURTHER ASSURANCES. Each party agrees to take such actions, provide such documents, and do such things as may reasonably be required by the other party to assure the performance of the obligations under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PRIDE AVIATION, INC.                    FEDERAL EXPRESS CORPORATION

By: /s/ PAUL LUBOMIRSKI                 By: /s/ TERRY NORD
   -----------------------------           ------------------------------
                                             Terry Nord

Title:  President                       Title: Vice President - Base Maint.
      -----------------------------           ------------------------------
             ("Contractor")                            ("FedEx")



                                                        APPROVED
                                                    AS TO LEGAL FORM
                                                      SSL   4/23/98
                                                    ----------------
                                                       LEGAL DEPT.


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                                    Exhibit A

                                 to that certain

                      Aircraft Painting Services Agreement

                                     between

                           Federal Express Corporation
                                   ("FedEx")

                                       and

                              Pride Aviation, Inc.
                                 ("Contractor")


--------------------------------------------------------------------------------

                   DESCRIPTION OF SERVICES AND RATE SCHEDULES

     A.   SERVICES.

          The Aircraft applicable to this Agreement is the Douglas DC10, McDonnell Douglas MD-11, Boeing 727, and Airbus Corporation Model A300 and A310 Aircraft.

     B.   LOCATIONS.

          Contractor's facilities at Portland, Oregon and New Iberia, Louisiana.

     C.   SCOPE OF WORK.

          o    Prewash aircraft as required

          o Depaint all aluminum surfaces on fuselage and vertical with chemical stripper

          o    Sand all surfaces on wings and horizontals to be painted

          o Scuff sand to remove imperfections and gloss on all composite surfaces to be painted

          o    Alkaline wash and abrade to remove stripper and sanding residues

          o    Perform corrosion inspection and treat as required

          o    Proseal all seams as required

          o    Perform water break free test




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          o    Solvent clean with MEK/Toluene any areas failing water break test

          o    Power abrade all aluminum surfaces to be painted

          o    Surface condition (etch) to clean water break free test

          o    Desmut aluminum surfaces as required with Cee Bee A-601

          o    Alodine

          o    Epoxy prime

          o Apply two (2) wet coats of white to recommended manufacturer's spec as per FedEx blueprints

          o Lay out purple on fuselage and vertical as per FedEx blueprints. Apply two (2) coats of color to manufacturer's spec.

          o    Apply BAC707 gray to the lower wings and upper wing panels

          o    Apply Aeroflex to upper wing spar

          o Apply masks for logo and name, spray appropriate colors to manufacturer's specs as per FedEx blueprints

          o    Apply N#'s and fleet #'s

          o    Apply required placards as per the maintenance manual


     LANDING GEAR

          o Painting of main and nose landing gear doors is included in the bid price, but wheel wells and landing gear are not included


     MATERIALS

          o All materials necessary to degloss and paint prep will be furnished by Contractor

          o    All paint to be supplied by Contractor

          o Paint mask for name, N#'s, and placards/decals to be furnished by Contractor

     FLIGHT CONTROLS

          o Removal, balance, and reinstallation of the flight controls is not included in the bid price and will be handled as over and above ("O&A") items. Calculated balance on the aircraft as allowed by the SRM and GMM is included in the bid price.


     COMPOSITES

          o If composites have extreme checking, crazing, chipping or delamination, the additional prep required will be handled as an O&A item




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     SPECIAL TOOLS

          o All tools and equipment as related to the specific work scope will be furnished by Contractor

          o All tools and equipment required to accomplish O&A items will be subject to definition at time of discovery and/or inclusion into the work scope

          o    FedEx will furnish special test equipment as required

          o    Contractor will furnish normal hand and ship tools and equipment


     MANUALS

          o FedEx will furnish specific aircraft type maintenance manuals as may be required, ie: SRM, IPC, MM

          o FedEx will furnish paperwork, ie: task work cards and other customer documents, as may be required to accomplish the work scope


     RETURN TO SERVICE AND REQUIRED INSPECTION ITEMS (RII)

          o In accordance with FedEx FAA approved procedures, FedEx will accomplish return to service and RII signatures or authorize qualified Contractor designated personnel to accomplish said task


     AUTHORITY FOR WORK SCOPE

          o Depaint and paint procedures will be I.A.W. FedEx Engineering documents or as per manufacturers procedures where applicable

          o The FedEx representative will be notified of any O&A work upon discovery. No work will proceed on those items until written approval is received from the FedEx representative


     WEIGHING OF AIRCRAFT

          o Weighing of the aircraft is not included in the Price. Weighing will be accomplished with no additional time required from the quoted turn times.


     OUTSIDE VENDOR SERVICES AND MATERIAL PURCHASES

          o Third-Party vendor services and material purchases will be billed at cost plus 10% with no line item to exceed (US) $250.00


     HANGAR AVAILABILITY

          o Work already scheduled at the time of commitment will determine hangar availability.


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     TURN TIME

          o    7 days for strip and paint of the B-727

          o    8 days for strip and paint of the DC-10

          o    8 days for strip and paint of the MD-11

          o    9 days for strip and paint of the A-300

          o    8 days for strip and paint of the A-310

          o An additional two days will be required on the first aircraft, and an additional day on the second aircraft in order to familiarize Contractor's operations with the FedEx requirements

     PRICING

     Strip and paint fuselage and vertical to FedEx specifications. Sand and paint wings, horizontals, and engine cowls (as applicable) to FedEx specifications. All paint, paint masks and consumables supplied by
     Contractor:

     o    Volume pricing is offered for any one of the following conditions:

          1.   Yearly totals of 10 or more of that fleet type

          2.   Five or more consecutive aircraft, regardless of fleet type
               o  no more than 4 days between wide body aircraft
               o  727 aircraft nose to tail

     D.   BASIC LABOR RATES

          All O & A items will be worked at the shop rate of (US) $36.00 per hour straight time and (US) $42.00 per hour for customer authorized overtime.

          1. Term of effective rates - FedEx FY'98 thru FY'99 (FedEx's Fiscal year is June 1 thru May 31)



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          2.   The labor rates and firm fixed prices represented in this Exhibit
               A to the Agreement may be adjusted effective June 1 of each year and will remain in effect for the remainder of FedEx's fiscal year. Such adjustments to the firm fixed prices and the labor rates shall be negotiated and established no later than January
               31 of each year unless otherwise agreed to by the parties.

     E.   FREIGHT

          Invoiced at actual cost.

     F.   STORAGE OF FEDERAL FURNISHED MATERIAL AND SUPPLIES

          No charge when the quantity of stored material is consistent with the requirements of work to be performed by Contractor. Taxes, insurance and other such direct costs, if applicable, will be passed through to FedEx with no markup.

     G.   COMMUNICATIONS FOR ON-SITE

          One telephone line for local calls and Contractor facility service will be provided at no additional charge. Additional telephone lines, all long distance telephone and telefax charges, and exclusive telefax equipment will be provided at cost as an O & A charge.

     H.   FEDEX'S REPRESENTATIVE OFFICE SPACE AND FURNISHINGS

          Contractor will provide at no additional charge standard and reasonable office accommodations for two (2) FedEx representatives on site at Contractor's facilities, essential to the conduct of FedEx's responsibilities under this Agreement.




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